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                                                                       EXHIBIT E


                             MCG CAPITAL CORPORATION
                           DIVIDEND REINVESTMENT PLAN


                        Department of Investor Relations
                             MCG Capital Corporation
                              1100 Wilson Boulevard
                                    Suite 800
                               Arlington, VA 22209
                                 (703) 247-7500

                               PLAN ADMINISTRATOR:

                     AMERICAN STOCK TRANSFER & TRUST COMPANY
                                  P.O. Box 922
                               Wall Street Station
                            New York, N.Y. 10269-0560

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The following is the MCG Capital Corporation Dividend Reinvestment Plan (the
"Plan"). Further questions and correspondence should be directed to either of the addresses listed on the front of the Plan:

1.       WHAT IS THE PURPOSE OF THE PLAN?

         The purpose of the Plan is to provide shareholders with a simple and convenient method of investing cash dividends and distributions in additional shares of Common Stock, $0.01 par value, of MCG Capital Corporation (the "Company" or "MCG") at the current market price. Participants in the Plan may have cash dividends and distributions automatically reinvested without charges for record-keeping, and may take advantage of the custodial and reporting services provided by American Stock Transfer & Trust Company ("AST" or the "Plan Administrator") at no additional cost.

2.       WHAT DOES THE PLAN ADMINISTRATOR DO?

         AST administers the Plan for participants, keeps records, sends statement of accounts to participants, and performs other duties relating to the Plan.

3.       HOW DOES A SHAREHOLDER ENROLL?

         The Plan is an "opt-in" plan. If you are a shareholder of record, that is if the shares you own are registered in your own name on the books of AST, you may enroll in the Plan by signing an Authorization Form and returning it to AST. Authorization Forms may be obtained at any time by written request to AST, by telephoning (877) 842-1583 or via AST's website at www.investpower.com. Once
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you have returned your signed Authorization Form, you will be a participant in the Plan and AST will automatically reinvest for your account all dividends and distributions declared and paid on your shares. To be effective on any given dividend or distribution payment date, the Authorization Form must be received by the Plan Administrator before the record date for such dividend or distribution payment.

4.       WHAT IF THE SHARES ARE HELD BY A BROKER, BANK OR NOMINEE?

         If your shares are held on the books of AST in the name of a broker, bank or other nominee (a "nominee"), you can participate in the Plan only to the extent that the nominee participates on your behalf. Many nominees do not provide that service and routinely request dividends and distributions on all shares registered in their names to be paid in cash. Therefore, if your shares are held for your account by a nominee, you must either make appropriate arrangements for your nominee to participate on your behalf, or you must become a shareholder of record by having your shares (or the portion of your shares you want to enroll in the Plan) transferred to your own name.

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5.      WHAT IF A SHAREHOLDER WOULD RATHER RECEIVE CASH?

        If you have previously enrolled in the Plan and would rather receive cash, you may use the transaction stub attached to the bottom of your dividend reinvestment statement of account to communicate that you would like to terminate your participation in the Plan. You may also terminate your participation in the Plan via AST's website or by telephoning AST. Any communication by you requesting cash in lieu of shares must be received by AST before the record date of the next dividend or distribution.

6.      WHAT IF A SHAREHOLDER WISHES TO RECEIVE CASH ON ONLY SOME OF HIS SHARES?

        If you wish to receive dividends and distributions in cash on some of your shares, and have the remaining dividends and distributions reinvested, you must indicate that on your Authorization Form or give notice to that effect by writing or telephoning AST or contacting AST via its website. (See the specific contact information in the answer to Question 3 above.) As a partial participant, you will receive your dividends and distributions in cash only with respect to the number of shares that you have specified and that are registered in your name. With respect to any other shares registered in your name, including shares credited to your account on the books of AST pursuant to the Plan, the corresponding dividends and distributions will be paid in additional shares. The number of shares on which you receive cash may be changed at any time simply by contacting AST, as discussed above.

7. MAY A SHAREHOLDER ELECT TO REENROLL ONCE HE HAS TERMINATED PARTICIPATION IN THE PLAN?

        Yes. If a shareholder has previously elected to receive dividends and distributions in cash and thus terminated participation in the Plan, and later wishes to participate in the Plan, the shareholder may enroll at any time by delivering an Authorization Form to the Plan Administrator. Any request for enrollment must be received by the Plan Administrator prior to the record date in order for it to take effect as of the next dividend or distribution.

8.      HOW DOES THE DIVIDEND REINVESTMENT PLAN WORK?

        When the Board of Directors declares a dividend or distribution, all non-participants will receive it in cash. Participants will have credited to their Plan Accounts the number of whole and fractional shares (computed to three decimal places) that could be obtained, at the price determined in accordance with the answers to Questions 9 and 11, with the cash, net of any applicable withholding taxes, that would have been paid to them if they were not participants. Depending on the circumstances described in the answer to Question 9, such shares will be acquired for participants either (i) through receipt of newly-issued shares of Common Stock from the Company or (ii) by purchase of outstanding shares of Common Stock on the open market.

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9.       WHEN WILL SHARES ACQUIRED THROUGH THE PLAN BE NEWLY-ISSUED AS OPPOSED
         TO PURCHASED IN THE OPEN MARKET?

         If the market price per share of Common Stock on the day preceding the dividend or distribution payment date equals or exceeds net asset value per share on that date, then the Company will issue new shares of Common Stock to participants at the greater of net asset value or 95% of the market price on the day preceding the dividend or distribution payment date.

         If the market price per share of Common Stock on the day preceding the dividend or distribution payment date is less than the net asset value per share on that date, then AST, as agent for participants, will make purchases of Common Stock in the open market. If, before AST has completed its purchases, the market price exceeds the net asset value of a share of Common Stock, the average purchase price per share paid by AST may exceed the net asset value on the day preceding the dividend or distribution payment date of the Company's shares, resulting in the acquisition of fewer shares than if the dividend or distribution had been in shares newly-issued by the Company.

         For all purposes of Question 9, (i) the market price of the Company's Common Stock on a particular date shall be the average for the five preceding trading days of the last sales price and (ii) net asset value per share of Common Stock on a particular date shall be as determined by or on behalf of the Company.

10.      WHEN WILL SHARES OF COMMON STOCK BE PURCHASED UNDER THE PLAN?

         If the shares of Common Stock are to be newly-issued shares of the Company, such shares will be issued on the dividend or distribution payment date.

         If the shares of Common Stock are to be purchased by AST in the open market, AST will make every effort to invest any dividends or distributions it receives promptly beginning on each dividend or distribution payment date, and in no event later than 30 days from such date, except where necessary under any applicable federal securities laws.

         No interest will be paid on funds held by AST pending investment.

11.      HOW WILL THE PLAN ADMINISTRATOR PURCHASE SHARES IN THE OPEN MARKET?

         If the dividend or distribution is to be invested in shares purchased in the open market, AST will commingle all the participants' funds in making such purchases for the participants' accounts. The price at which AST will be deemed to have acquired shares of Common Stock purchased in the open market will be the weighted average price of all shares of Common Stock purchased for participants for that period plus brokerage commissions. Neither the Company nor any participant has the authority or power to direct the time or price at which shares of Common Stock may be purchased or the selection of the broker or dealer through or from whom purchasers are to be made. The Company will absorb all administrative expenses connected with

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the operation of the Plan (except brokerage commissions which shall be borne pro rata by the participants). AST will hold the total shares of Common Stock purchased for all participants in the name of its nominee and will have no responsibility for the price of such shares after their purchase.

12. WHAT ACCOUNTS ARE MAINTAINED FOR PARTICIPANTS AND WHAT REPORTS ON THESE ACCOUNTS DO PARTICIPANTS RECEIVE?

         The Plan Administrator will maintain a separate account for each participant. All shares acquired on behalf of a participant under the Plan (whether by open market purchase or by direct purchase from the Company) will be credited to the participant's account. AST will mail to each participant a statement confirming the acquisition of shares after the shares have been acquired. If the shares are issued by the Company, these statements will be mailed as soon as practicable after the dividend or distribution payment date. If the shares are acquired in the open market, the statements will not be sent until the entire dividend or distribution has been reinvested in shares. (See the answer to Question 10 above).

         The statement will show the amount of the dividend or distribution, the price at which shares were credited, the number of whole and fractional shares credited, the date the shares were credited, and the number of shares previously credited, the price at which they were credited and the dates they were credited and the cumulative total of shares credited. In addition, each participant will receive copies of the Company's annual and quarterly reports to shareholders, proxy statements and dividend income information for tax purposes. The proxy card received by each participant will represent all shares held of record, including shares held in the Plan Account.

13.      WILL CERTIFICATES BE ISSUED FOR SHARES ISSUED UNDER THE PLAN?

         No. Certificates for shares issued under the Plan will not be furnished to you until your account is terminated or unless you request certificates in writing for a specified number of shares credited to your Plan Account. All requests for certificates should be directed to AST, allowing two weeks for processing. The issuance of certificates for shares credited to a Plan Account will not terminate your participation in the Plan. No certificate for a fractional share will be issued. If you terminate your participation in the Plan (see Question 16), AST will sell for your account any fractional share and send you a check for the proceeds, less any brokerage commissions or other costs of sale that may be incurred.

14.      IN WHOSE NAME WILL CERTIFICATES BE REGISTERED WHEN ISSUED?

         Accounts under the Plan are maintained in the name in which share certificates of the participant were registered at the time the participant entered the Plan. Certificates for whole shares issued at the request of a participant will be similarly registered.

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15.      WHAT HAPPENS IF THE COMPANY ISSUES A STOCK DIVIDEND OR DECLARES A STOCK
         SPLIT?

         Any stock dividends or split shares distributed by the Company on shares held by the Plan Administrator for the participant will be credited to the Participant's account.

16.      WHAT HAPPENS IF A PARTICIPANT WISHES TO TERMINATE PARTICIPATION?

         You may terminate participation in the Plan at any time by notifying AST in writing, by telephoning AST or via AST's website. Within twenty days, and according to your instructions, AST will either (1) issue certificates for the whole shares credited to your Plan Account and a check representing the proceeds of any fractional shares less any brokerage commissions or other costs of sale that may be incurred or (2) sell all the whole and fractional shares credited to your Plan Account in the market. A check representing the proceeds of the sale, less any brokerage commissions or other costs of sale that may be incurred, will be remitted to the shareholder at the address of record at that time. The address of record may not be changed per telephone instruction, but rather must be changed in writing to AST. Notification for termination must be received prior to the record date of any impending distribution in order for it to take effect for that distribution.

17.      WHAT IS THE TAX STATUS OF REINVESTED DIVIDENDS?

         The automatic reinvestment of dividends and distributions will not relieve you of any income taxes that you might otherwise owe on such dividends or distributions. A participant in the Plan will be treated for U.S. Federal income tax purposes as having received, on the dividend or distribution payment date, a dividend or distribution in an amount equal to the cash that the participant could have received instead of shares. The tax basis of the shares acquired will equal the amount of such cash and the holding period for tax purposes of the shares will begin on the day following the day the shares were acquired.

         Each participant in the Plan will receive early in each calendar year a Form 1099 regarding the U.S. Federal income tax status of all dividends and distributions paid during the previous year.

         Tax matters are very complicated and the tax consequences to you regarding your participation in the Plan will depend on the facts of your particular situation. Therefore, you should consult with your own tax advisor regarding the specific tax consequences to you of participation in the Plan. For a more detailed discussion, see the tax disclosure in the Company's Form N-2 filed with the Securities and Exchange Commission.

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18.      ARE THERE ANY CHARGES FOR PARTICIPATING IN THE PLAN?

         No. AST's fees for administering MCG's Dividend Reinvestment Plan are included in the fees paid by the Company to AST for acting as its transfer agent. The price at which shares are credited to your account will, however, include your share of any brokerage commissions incurred in connection with AST's open market purchases of such shares. There will be no brokerage charges in connection with any credit of newly issued shares.

19.      MAY THE PLAN BE CHANGED OR DISCONTINUED?

         The Company may amend, suspend or terminate the Plan at any time. Any such amendment, suspension or termination will be effective upon a designated subsequent dividend or distribution record date and notice of such amendment, suspension or termination will be sent to all participants prior to such record date.

20.      WHAT ARE THE PLAN ADMINISTRATOR'S RESPONSIBILITIES UNDER THE PLAN?

         AST will not be liable under the Plan for any act done by AST in good faith or for any good faith omission to act including, without limitation, any claims for liability (a) arising out of failure to terminate a participant's participation in the Plan upon the participant's death prior to receipt of notice in writing of such death; (b) with respect to the prices at which shares are purchased or sold for the participant's account and the time such purchases or sales are made; and (c) relating to the value of the shares acquired for the participant's account.

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                             MCG CAPITAL CORPORATION

                           DIVIDEND REINVESTMENT PLAN
                               AUTHORIZATION FORM


     I wish to participate in the MCG Capital Corporation Dividend Reinvestment Plan (the "Plan") and authorize MCG Capital Corporation to forward to AST, as my agent, the dividends or distributions due to me with respect to the below-designated shares of MCG Capital Corporation common stock held in my name. I authorize AST, as my agent, to reinvest my cash dividends or distributions in both newly-issued shares of MCG Capital Corporation Common Stock and shares of MCG Capital Corporation Common Stock purchased in the open market, in each case in accordance with the terms and conditions set forth in the Plan as from time to time in effect, and to have such Common Stock held in nominee name.

DIVIDENDS AND DISTRIBUTIONS TO BE REINVESTED:

     I wish to have dividends and distributions automatically reinvested as follows:

     [_] Reinvest dividends and distributions for all shares of common stock held in my name.

     [_] Reinvest dividends and distributions for only _________ shares of common stock held in my name. Continue to pay dividends in cash for the remainder of my shares of common stock.

Name (print)                     SS#                Signature
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Name (print)                     SS#                Signature
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                                                    Date
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